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                                                                EXHIBIT 10(xiii)

                             [SPX CORPORATION LOGO]

                                JOHN B. BLYSTONE

                               STOCK OPTION AWARD

                  THIS AGREEMENT is made on and as of February 26, 1997, by and between SPX CORPORATION, a Delaware Corporation ("SPX" or the "Company") and JOHN B. BLYSTONE ("Executive").

1. Grant of Options. In recognition of his performance as Chairman, President, and Chief Executive Officer and pursuant to the terms of his Employment Agreement made and entered into as of January 1, 1997, and executed on February 25, 1997, (the "Employment Agreement"), SPX hereby grants to Executive Options to purchase 1,000,000 Shares of the Company's Common Stock, par value $10.00 ("Common Stock") at Option Prices set forth below and in the manner and subject to the terms and conditions hereinafter provided:


                      Number of Shares                 Option Price Per Share
                      ----------------                 ----------------------
                          250,000                              $45.75
                          250,000                              $60.00
                          250,000                              $75.00
                          250,000                              $90.00

These Options are granted to Executive by the Board of Directors of the Company pursuant to the terms of the Employment Agreement and are in addition to the stock options granted to Executive under the Company's 1992 Stock Compensation Plan. The Options granted under this Agreement are outside of and not granted pursuant to said Plan. To the extent that shares of Common Stock are held by the Company as treasury shares at the time that the Options (or any portion thereof) are exercised, the Company will use treasury shares as the source of the Common Stock issued to the Executive in connection with such exercise. The Board of Directors has delegated to its Compensation Committee (the "Committee") the authority to make such determinations and interpretations of this Agreement as it deems necessary and appropriate to carry out its intent and terms.

2. Time of Exercise of Options/Vesting. The Options granted hereunder may be exercised in whole or in part at any time and from time to time on or after the Vesting Date and prior to or on the Expiration Date. The Vesting Date is the earliest of: (i) January 1, 2002, (ii) the date on which a "Change of Control" of the Company occurs as defined in the Employment Agreement, or (iii) the Date of Termination as defined in the Employment Agreement in the event the Executive's employment with the Company is terminated by reason of his death or disability or by the Company other than for "Cause" or by the resignation of the Executive for "Good Reason" as those terms are defined in the Employment Agreement. The Expiration Date is the earlier of: (i) December 31, 2006, or (ii) the date which is two years after the Date of Termination as defined in the Employment Agreement. The Options granted hereunder are forfeited in the event the




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         Executive's employment is terminated by reason of his Discharge For
         Cause or resignation without Good Reason prior to the Vesting Date.

3. Manner of Exercise. The Options may be exercised by written notice which shall:

         a. State the election to exercise the Options and the number of shares and Option Price in respect of which they are being exercised;

         b. Be signed by Executive or such other person or persons entitled to exercise the Options;

         c.       Be in writing and delivered to SPX's Secretary;

         d. Be accompanied by payment in full of the Option Price for the shares to be purchased. Payment may be made by: (i) check, bank draft, money order or other cash payment, or (ii) delivery (or deemed delivery by attestation) of previously acquired shares of Common Stock with a fair market value as of the exercise date equal to the aggregate Option Price for the shares to be purchased (or a combination of (i) and (ii)). The fair market value of the Common Stock for this purpose shall be the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for the exercise date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted;

         e. Be accompanied by payment of any Federal, state or local taxes required by law to be withheld by the Company with respect to the exercise of the Options unless other satisfactory arrangements are made between the Company and the Executive to satisfy such withholding obligations; and

         f. Unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares of Common Stock to be issued, contain a representation by the Executive or other person or persons entitled to exercise the Options that the shares of Common Stock are being acquired for investment and with no present intention of selling or transferring them and that the person acquiring them will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the shares may then be listed.

If the Options shall have been exercised in full, this Agreement shall be canceled and retained by the Company, otherwise it shall be appropriately endorsed to reflect partial exercise and returned to the Executive or other person entitled to exercise the Options.

4. Rights Prior to Exercise of Option. The Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Options shall be exercisable during the Executive's lifetime only by him. If without having fully exercised the Options granted hereunder,



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         the Executive dies, the Options granted hereunder shall be exercisable by the person or persons who shall have acquired the Executive's rights hereunder by will or the laws of descent and distribution and may be exercised for a period ending on the Expiration Date as set forth in Paragraph 2 above. Executive shall not have any rights as a stockholder with respect to the shares of Common Stock optioned hereunder until exercise of the Options and delivery of the shares as herein provided.

5. Adjustment in Event of Changes Affecting Common Stock. In the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to the Options, and the Option Prices, shall be appropriately adjusted by the Committee, whose reasonable determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share.

6. No Contract of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between SPX and Executive, or as creating a right of Executive to be continued in the employment of SPX, or as a limitation of SPX's right to discharge Executive with or without cause, such rights being governed exclusively by the Employment Agreement.

7. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, legal representatives, successors and assigns. This Agreement may be amended only by further written agreement of the Company and Executive.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.






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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

          SPX CORPORATION                               EXECUTIVE



By:    /s/ Christopher J. Kearney            /s/ John B. Blystone
   ---------------------------------         -----------------------------------
           Christopher J. Kearney                John B. Blystone

Title:   Vice President, Secretary and
         General Counsel








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